UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 6, 2007

                        Brainstorm Cell Therapeutics Inc.
             (Exact name of registrant as specified in its charter)

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
           Delaware                             333-61610                            91-2061053
(State or other jurisdiction of            (Commission File No.)             (IRS Employer Identification
       incorporation)                                                                    No.)

         110 East 59th Street
        New York, New York                                                        10022
(Address of principal executive offices)                                        (Zip Code)
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                                 (212) 557-9000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|   Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2007, Brainstorm Cell Therapeutics Inc. (the "Company") issued a
$250,000 8% Convertible Promissory Note, dated as of May 6, 2007, and due on May
6, 2008 (the "Note") to ACCBT Corp. (the "Holder") in connection with the
Holder's loan to the Company. Interest on the Note will accrue at the rate of 8% per annum and will be due and payable in full on May 6, 2008 (the "Maturity
Date"). Any amount overdue shall bear interest from the date it became overdue at an annual rate of 10% per annum. The Note will become immediately due and payable upon the occurrence of certain Events of Default, as defined in the Note. The Holder has the right at any time prior to the close of business on the Maturity Date to convert all or part of the outstanding principal and interest amount of the Note into shares of the Company's common stock, $0.00005 par value per share (the "Common Stock"). Pursuant to the Note, the Company shall not, in any event, issue greater than 5,000,000 shares of Common Stock, in the aggregate, to the Holder upon conversion of the Note. The Conversion Price, as defined in the Note, will be 75% (60% upon the occurrence of an Event of Default) of the average of the last bid and ask price of the Common Stock as quoted on the Over-the-Counter Bulletin Board for the five trading days prior to the Company's receipt of the Holder's written notice of election to convert, provided that in no event shall the Conversion Price be greater than $0.35. The net proceeds of the loan to the Company will be $250,000, which is expected to be used for general, working capital purposes.

On May 6, 2007, in connection with the Note, the Company issued a warrant, dated as of May 6, 2007, to the Holder to purchase up to 250,000 shares of the Company's Common Stock at an exercise price of $0.45 per share (the "Warrant").
The Warrant expires on May 31, 2010.

The foregoing description is subject to, and qualified in its entirety by, the Note and the Warrant filed as exhibits hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant.

A description of the Note is contained in, or incorporated by reference to, Item
1.01 above, which is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the Note filed or incorporated by reference as an exhibit hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Items 1.01 and 8.01 are hereby incorporated by reference into this item.

The issuance of the securities described in Items 1.01 and 8.01 was effected without registration in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as a sale by the Company not involving a public offering. No underwriters were involved with the issuance of such securities.

Item 8.01 Other Events.

On April 10, 2007, the Company issued a $25,000 8% Convertible Promissory Note due April 10, 2008 (the "April Note") to Morris J. Zakheim ("Zakheim") in connection with Zakheim's loan to the Company. Interest on the April Note will accrue at the rate of 8% per annum and will be due and payable in full on April
10, 2008 (the "April Note Maturity Date"). Any amount overdue shall bear interest from the date it became overdue at an annual rate of 10% per annum. The
April Note will become immediately due and payable upon the occurrence of certain Events of Default, as defined in the April Note. Zakheim has the right at any time prior to the close of business on the April Note Maturity Date to convert all or part of the outstanding principal and interest amount of the April Note into shares of the Company's Common Stock. Pursuant to the April
Note, the Company shall not, in any event, issue greater than 1,000,000 shares of Common Stock, in the aggregate, to Zakheim upon conversion of the April Note.
The Conversion Price, as defined in the April Note, will be 75% (60% upon the occurrence of an Event of Default) of the average of the last bid and ask price of the Common Stock as quoted on the Over-the-Counter Bulletin Board for the five trading days prior to the Company's receipt of Zakheim's written notice of election to convert, provided that in no event shall the Conversion Price be greater than $0.35. The net proceeds of this loan to the Company was $25,000, which was used for general, working capital purposes.
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On April 10, 2007, in connection with the April Note, the Company issued a warrant to Zakheim to purchase up to 25,000 shares of the Company's Common Stock at an exercise price of $0.45 per share (the "April Warrant"). The April Warrant expires on April 10, 2009.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

10.1  $250,000 8% Convertible Promissory Note, dated May 6, 2007, issued by the
      Registrant to ACCBT Corp.

10.2 Common Stock Purchase Warrant, dated May 6, 2007, issued by the Registrant to ACCBT Corp.

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Brainstorm Cell Therapeutics Inc.

Date:   May 10, 2007                        By: /s/  Yoram Drucker
                                                -------------------------------
                                                     Yoram Drucker
                                                     Chief Operating Officer

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                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

10.1 $250,000 8% Convertible Promissory Note, dated May 6, 2007, issued by the Registrant to ACCBT Corp.

10.2 Common Stock Purchase Warrant, dated May 6, 2007, issued by the Registrant to ACCBT Corp.